Exhibit 99.1

Republic Bancorp, Inc. Reports 37% Year-Over-Year Increase in First Quarter Net Income

LOUISVILLE, Ky.--(BUSINESS WIRE)--April 19, 2018--Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company of Republic Bank & Trust Company (the “Bank”).

Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report first quarter net income of $27.5 million, a 37% increase over the first quarter of 2017, resulting in Diluted Earnings per Class A Common Share (“Diluted EPS”) of $1.32. Return on average assets (“ROA”) and return on average equity (“ROE”) were 2.08% and 17.12%, respectively, for the first quarter of 2018.

The Company’s performance metrics for the first quarter of 2018 were positively impacted by the 2017 Tax Cuts and Jobs Act (“TCJA”)(1), which, among other things, lowered the federal corporate tax rate from 35% to 21%, effective January 1, 2018. Pre-tax earnings increased 16% year over year, as the Company estimates that the lower effective tax rate benefitted its first quarter 2018 metrics by increasing net income approximately $4.0 million, Diluted EPS by $0.19, ROA by 0.30%, and ROE by 2.47%.

Steve Trager, Chairman & CEO of Republic commented, “I am delighted to see continued growth in our overall net income for the quarter. While we certainly welcome the after-tax benefits of the lower tax rate, I am particularly pleased with the 16% year-over-year growth in our pre-tax earnings, which reflects positively on our ability to execute our long-term growth strategies.

“As is typically the case during the first quarter of each year, our seasonally strong Tax Refund Solutions (‘TRS’) segment of our Republic Processing Group(2) (‘RPG’) operations made a substantial contribution. TRS earned net income of $12.4 million for the first quarter of 2018 while completing the bulk of our tax season. Additionally, the Republic Credit Solutions (‘RCS’) segment of RPG continued to produce solid earnings, contributing $3.9 million to RPG’s net income for the quarter.

“In addition to the solid net income at RPG, first quarter 2018 Core Banking(3) net income grew 31% over the first quarter of 2017, driven by net interest margin expansion, which was complemented by solid year-over-year growth in average outstanding loan balances,” concluded Steve Trager.

The following table highlights Republic’s financial performance for the first quarter of 2018 compared to the same period in 2017:

(dollars in thousands, except per share data)

	Three Months Ended Mar. 31,
	2018	2017	$ Change	% Change

Income Before Income Taxes*	$34,910	$30,071	$4,839	16%
Net Income*	27,469	20,017	7,452	37
Diluted Earnings per Class A Common Stock	1.32	0.96	0.36	38
Return on Average Assets	2.08%	1.65%	NA	26
Return on Average Equity	17.12	13.12	NA	30

NA – Not applicable *See Segment Data at the End of this Earnings Release

Results of Operations for the First Quarter of 2018 Compared to the First Quarter of 2017

Core Bank(3) – Net income from Core Banking was $11.1 million for the first quarter of 2018, an increase of $2.6 million, or 31%, over the first quarter of 2017, with the previously mentioned lower 2018 effective tax rate contributing approximately $1.5 million to the increase. In addition to the lower effective tax rate, the increase in net income at the Core Bank was primarily driven by strong growth in net interest income, which increased $5.2 million, or 14%, over the first quarter of 2017. The growth in net interest income was propelled by a 22-basis-point expansion of the Core Bank’s net interest margin for the first quarter of 2018 to 3.55% and further complemented by a $247 million, or 7%, increase in the Core Bank’s quarterly average loans.

The overall change in the Core Bank’s net interest income, as well as average and period-end loan balances by origination channel, is presented below:

	Net Interest Income
	for the
(dollars in thousands)	Three Months Ended Mar. 31,
Origination Channel	2018	2017	$ Change	% Change

Traditional Network	$37,934	$32,067	$5,867	18%
Warehouse Lending	3,591	3,900	(309)	(8)
Correspondent Lending	260	281	(21)	(7)
2012-FDIC Acquired Loans	66	380	(314)	(83)
Total Core Bank	$41,851	$36,628	$5,223	14

	Average Loan Balances				Period-End Loan Balances
(dollars in thousands)	Three Months Ended Mar. 31,				Mar. 31,
Origination Channel	2018	2017	$ Change	% Change	2018	2017	$ Change	% Change

Traditional Network	$3,307,756	$3,033,392	$274,364	9%	$3,322,017	$3,017,051	$304,966	10%
Warehouse Lending	448,039	436,459	11,580	3	534,959	495,165	39,794	8
Correspondent Lending	114,156	145,068	(30,912)	(21)	111,263	141,375	(30,112)	(21)
2012-FDIC Acquired Loans	6,443	14,371	(7,928)	(55)	6,065	14,078	(8,013)	(57)
Total Core Bank	$3,876,394	$3,629,290	$247,104	7	$3,974,304	$3,667,669	$306,635	8

The primary drivers of the changes in the Core Bank’s average loan balances and net interest income for the first quarter of 2018, as compared to the first quarter of 2017 follow:

  The Traditional Network experienced solid growth in average loan balances of $274 million, or 9%, from the first quarter of 2017 to the first quarter of 2018. This growth was largely concentrated in the commercial loan sector, with average commercial real estate balances growing $169 million, or 16%, and average commercial and industrial balances growing $75 million, or 31%.
  The yield on the Traditional Network loans expanded 26 basis points to 4.51% during the first quarter of 2018 from 4.25% during the first quarter of 2017. As expected, yields on variable rate portfolios that frequently reprice to an index, such as the Wall Street Journal Prime Rate, reflected greater expansion than their fixed or adjustable rate counterparts.
  The fluctuation in net interest income related to the Warehouse Lending (“Warehouse”) segment was related to an internal change in the way the Company assigns a cost of funds to Warehouse through its Funds Transfer Pricing (“FTP”) methodology. The Company changed its Warehouse FTP methodology during the first quarter of 2018 to be more consistent with the FTP methodology used for other Core Bank loan products with similar pricing and duration characteristics.

The Core Bank’s provision for loan and lease losses (“Provision”) increased to $960,000 for the first quarter of 2018 from a very low $241,000 for the same period in 2017. The primary drivers of the increase in Provision expense were an increase of four basis points in annualized net charge-offs and higher general reserves related to stronger loan growth in the first quarter of 2018 as compared to the first quarter of 2017. Overall, the Core Bank’s credit quality metrics remained strong from period to period.

The Core Bank’s credit quality metrics are presented in the table below:

	As of and for the:
	Quarters Ended:		Years Ended:
	Mar. 31,	Mar. 31,	Dec. 31,	Dec. 31,	Dec. 31,
Core Banking Credit Quality Ratios	2018	2017	2017	2016	2015

Nonperforming loans to total loans	0.37%	0.46%	0.36%	0.42%	0.66%

Nonperforming assets to total loans (including OREO)	0.38	0.50	0.36	0.46	0.70

Delinquent loans to total loans(4)	0.21	0.16	0.21	0.18	0.35

Net charge-offs to average loans	0.06	0.02	0.04	0.05	0.05
(Quarterly rates annualized)

OREO = Other Real Estate Owned

Noninterest income for the Core Bank was $8.3 million during the first quarter of 2018, a $425,000, or 5%, increase from the $7.9 million achieved during the first quarter of 2017. The increase was primarily driven by the following:

  Service charges on deposits increased $269,000, or 8%, consistent with an 8% increase in active checking accounts from March 31, 2017 to March 31, 2018.
  Interchange fee income increased $375,000, or 15%, with debit card interchange fees up $231,000, or 12%, and credit card interchange fees up $144,000, or 29%. The increase in interchange fees was driven by increases of 6% in active debit cards and 18% in active credit cards over the previous 12 months, as well as the corresponding usage on those cards.

Core Bank noninterest expenses increased $3.4 million, or 11%, during the first quarter of 2018 compared to the first quarter of 2017. The increase was primarily driven by the following:

  Salaries and employee benefits expense increased $2.1 million, or 11%, driven partially by annual merit increases, partially by an increase of approximately 21 Core Bank full-time-equivalent employees (“FTEs”) over the previously 12 months, and partially by a $763,000 increase in healthcare benefits. The additional FTEs were added primarily to support Core Bank strategic initiatives.
  Occupancy expense increased $339,000, or 8%, primarily driven by a 23% increase in depreciation expense associated with banking center renovations over the previous year.
  Data processing expenses increased $608,000, or 44%, driven by new and upgraded third-party technology implemented in the previous 12 months to support several key strategic Core Bank initiatives. Such initiatives include improving the Company’s client relationship management system, its online-banking functionality, and its overall information security.

Republic Processing Group(2)

Republic Processing Group (“RPG”) reported net income of $16.3 million for the first quarter of 2018 compared to $11.5 million for the same period in 2017, with the previously mentioned lower 2018 effective tax rate contributing approximately $2.5 million to the increase. In addition to the lower effective tax rate, RPG’s net income growth from the same quarter in 2017 was also driven by strong revenue growth within the RCS segment and partially by an increase in net Refund Transfer (“RT”) revenues within the TRS segment.

Within the RCS segment, net income increased $2.6 million and was driven by revenue growth from its short-term consumer loan products over the previous 12 months. Profitability growth was concentrated in RCS’s line-of-credit product, with loan fees for this product increasing $1.7 million, or 37%, from the first quarter of 2017. Additionally, Provision expense for RCS’s line-of-credit product decreased $1.3 million from the first quarter of 2017, as net charge-offs to-date within the portfolio have continued to season and have remained within an expectedly and relatively narrow range for a consistent period of time.

Within the TRS segment, net income increased $2.3 million compared to the same period in 2017. TRS experienced a $970,000, or 6%, increase in net RT revenues compared to the first quarter of 2017, consistent with a 6% increase in the number of RTs funded when comparing the two periods.

Offsetting the income growth discussed above, TRS’s net EA revenues (EA fees, less estimated loan loss provisions for EAs) was $1.1 million lower than the first quarter of 2017, as the Company has currently reserved higher amounts for estimated loan losses in the product. TRS originated $430 million of EAs during the first quarter of 2018 compared to $329 million for the same period in 2017. While the increase in EA originations drove an increase in EA fee income of $3.6 million, the Company has experienced, thus far, slower repayment of EAs from the federal government, resulting in higher estimated loan loss reserves. These higher estimated reserves drove a $4.7 million increase in EA Provision expense.

As of March 31, 2018, the Company had reserved through its loan loss provision approximately 3.09% of total EA originations for the first quarter of 2018 compared to 2.62% of total EA originations for the same period in 2017. Each 0.10% in estimated reserves equates to approximately $430,000 in Provision expense.

Republic Bancorp, Inc. (the “Company”) is the parent company of Republic Bank & Trust Company (the “Bank”). The Bank currently has 44 full-service banking centers and one loan production office throughout five states: 32 banking centers in 11 Kentucky communities - Covington, Crestview Hills, Elizabethtown, Florence, Frankfort, Georgetown, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville; three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany; six banking centers in five Florida communities (Tampa MSA) – Largo, Port Richey, St. Petersburg, Seminole, and Temple Terrace; two banking centers in two Tennessee communities (Nashville MSA) – Cool Springs (Franklin) and Green Hills (Nashville) and one loan production office in Brentwood (Nashville); and one banking center in Norwood (Cincinnati), Ohio. The Bank offers internet banking at www.republicbank.com. The Bank also offers separately-branded, nation-wide digital banking at www.mymemorybank.com. The Company has $5.1 billion in assets and is headquartered in Louisville, Kentucky. The Company’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Republic Bank. It’s just easier here.®

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in the preceding paragraphs are based on our current expectations and assumptions regarding our business, the future impact to our balance sheet and income statement resulting from changes in interest rates, the ability to develop products and strategies in order to meet the Company’s long-term strategic goals, the economy, information concerning the impact of the TCJA, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Actual results could differ materially based upon factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2017. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
First Quarter 2018 Earnings Release
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Mar. 31, 2018	Dec. 31, 2017	Mar. 31, 2017
Assets:
Cash and cash equivalents	$362,122	$299,351	$206,187
Investment securities	483,573	591,458	578,130
Loans held for sale	14,295	16,989	10,292
Loans	4,052,500	4,014,034	3,710,376
Allowance for loan and lease losses	(52,341)	(42,769)	(42,362)
Loans, net	4,000,159	3,971,265	3,668,014
Federal Home Loan Bank stock, at cost	32,067	32,067	28,208
Premises and equipment, net	46,792	45,605	43,962
Goodwill	16,300	16,300	16,300
Other real estate owned ("OREO")	160	115	1,362
Bank owned life insurance ("BOLI")	63,727	63,356	62,185
Other assets and accrued interest receivable	59,139	48,856	50,152
Total assets	$5,078,334	$5,085,362	$4,664,792

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,241,127	$1,022,042	$1,070,237
Interest-bearing	2,476,496	2,411,116	2,278,547
Total deposits	3,717,623	3,433,158	3,348,784

Securities sold under agreements to repurchase and other short-term borrowings	175,682	204,021	144,375
Federal Home Loan Bank advances	440,000	737,500	467,500
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	50,535	37,392	42,229
Total liabilities	4,425,080	4,453,311	4,044,128

Stockholders' equity	653,254	632,051	620,664
Total liabilities and Stockholders' equity	$5,078,334	$5,085,362	$4,664,792

Average Balance Sheet Data
		Three Months Ended Mar. 31,
		2018	2017
Assets:
Investment securities, including FHLB stock		$552,760	$586,621
Federal funds sold and other interest-earning deposits		283,161	184,007
Loans and fees, including loans held for sale		4,082,050	3,749,738
Total interest-earning assets		4,917,971	4,520,366
Total assets		5,278,204	4,847,700

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits		$1,319,860	$1,132,591
Interest-bearing deposits		2,416,142	2,212,219
Securities sold under agreements to repurchase and other short-term borrowings		257,439	218,412
Federal Home Loan Bank advances		545,778	598,167
Subordinated note		41,240	41,240
Total interest-bearing liabilities		3,260,599	3,070,038
Stockholders' equity		641,624	610,429

Republic Bancorp, Inc. Financial Information
First Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended Mar. 31,
	2018	2017

Total interest income(5)	$73,833	$60,883
Total interest expense	6,168	4,445
Net interest income	67,665	56,438

Provision for loan and lease losses	17,255	12,351

Noninterest income:
Service charges on deposit accounts	3,555	3,247
Net refund transfer fees	16,352	15,382
Mortgage banking income	1,020	1,160
Interchange fee income	2,944	2,549
Program fees	1,696	1,091
Increase in cash surrender value of BOLI	371	391
Net gains on OREO	132	142
Other	1,752	1,184
Total noninterest income	27,822	25,146

Noninterest expense:
Salaries and employee benefits	23,834	21,211
Occupancy and equipment, net	6,221	5,967
Communication and transportation	1,382	1,272
Marketing and development	916	1,004
FDIC insurance expense	525	450
Bank franchise tax expense	2,518	2,435
Data processing	2,386	1,652
Interchange related expense	1,284	1,281
Supplies	381	527
OREO expense	45	97
Legal and professional fees	1,043	752
Other	2,787	2,514
Total noninterest expense	43,322	39,162

Income before income tax expense	34,910	30,071
Total income tax expense(1)	7,441	10,054

Net income	$27,469	$20,017

Republic Bancorp, Inc. Financial Information
First Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios

	Three Months Ended Mar. 31,
	2018	2017
Per Share Data:

Basic weighted average shares outstanding	20,920	20,915
Diluted weighted average shares outstanding	21,018	20,996

Period-end shares outstanding:
Class A Common Stock	18,645	18,615
Class B Common Stock	2,243	2,243

Book value per share(6)	$31.27	$29.76
Tangible book value per share(6)	30.22	28.68

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$1.32	$0.97
Basic EPS - Class B Common Stock	1.21	0.88
Diluted EPS - Class A Common Stock	1.32	0.96
Diluted EPS - Class B Common Stock	1.20	0.88

Cash dividends declared per Common share:
Class A Common Stock	$0.242	$0.209
Class B Common Stock	0.220	0.190

Performance Ratios:

Return on average assets	2.08%	1.65%
Return on average equity	17.12	13.12
Efficiency ratio(7)	45	48
Yield on average interest-earning assets(5)	6.01	5.39
Cost of average interest-bearing liabilities	0.76	0.58
Cost of average deposits(8)	0.36	0.22
Net interest spread(5)	5.25	4.81
Net interest margin - Total Company(5)	5.50	4.99
Net interest margin - Core Bank(3)	3.55	3.33

Other Information:

End of period FTEs(9) - Total Company	1,003	973
End of period FTEs - Core Bank	922	901
Number of full-service banking centers	45	45

Republic Bancorp, Inc. Financial Information
First Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios	As of and for the
	Three Months Ended Mar. 31,
	2018	2017
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$14,849	$16,793
Loans past due 90-days-or-more and still on accrual	1,279	203
Total nonperforming loans	16,128	16,996
OREO	160	1,362
Total nonperforming assets	$16,288	$18,358

Nonperforming Assets - Core Bank(3):
Loans on nonaccrual status	$14,849	$16,793
Loans past due 90-days-or-more and still on accrual	27	81
Total nonperforming loans	14,876	16,874
OREO	160	1,362
Total nonperforming assets	$15,036	$18,236

Delinquent loans:
Delinquent loans - Core Bank	$8,303	$5,952
Delinquent loans - RPG(2)(10)	17,530	10,211
Total delinquent loans - Total Company	$25,833	$16,163

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.40%	0.46%
Nonperforming assets to total loans (including OREO)	0.40	0.49
Nonperforming assets to total assets	0.32	0.39
Allowance for loan and lease losses to total loans	1.29	1.14
Allowance for loan and lease losses to nonperforming loans	325	249
Delinquent loans to total loans(4)(10)	0.64	0.44
Net charge-offs to average loans (annualized)	0.75	0.31

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.37%	0.46%
Nonperforming assets to total loans (including OREO)	0.38	0.50
Nonperforming assets to total assets	0.31	0.40
Allowance for loan and lease losses to total loans	0.77	0.76
Allowance for loan and lease losses to nonperforming loans	205	166
Delinquent loans to total loans	0.21	0.16
Net charge-offs to average loans (annualized)	0.06	0.02

Republic Bancorp, Inc. Financial Information
First Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
Assets:
Cash and cash equivalents	$362,122	$299,351	$329,862	$332,695	$206,187
Investment securities	483,573	591,458	523,896	525,684	578,130
Loans held for sale	14,295	16,989	13,135	11,756	10,292
Loans	4,052,500	4,014,034	3,957,512	3,916,320	3,710,376
Allowance for loan and lease losses	(52,341)	(42,769)	(40,191)	(37,898)	(42,362)
Loans, net	4,000,159	3,971,265	3,917,321	3,878,422	3,668,014
Federal Home Loan Bank stock, at cost	32,067	32,067	32,067	32,067	28,208
Premises and equipment, net	46,792	45,605	44,845	44,255	43,962
Goodwill	16,300	16,300	16,300	16,300	16,300
Other real estate owned	160	115	167	300	1,362
Bank owned life insurance	63,727	63,356	62,972	62,578	62,185
Other assets and accrued interest receivable	59,139	48,856	52,609	51,604	50,152
Total assets	$5,078,334	$5,085,362	$4,993,174	$4,955,661	$4,664,792

Liabilities and Stockholders' Equity:
Deposits:
Noninterest-bearing	$1,241,127	$1,022,042	$1,040,414	$1,061,637	$1,070,237
Interest-bearing	2,476,496	2,411,116	2,309,315	2,072,301	2,278,547
Total deposits	3,717,623	3,433,158	3,349,729	3,133,938	3,348,784

Securities sold under agreements to repurchase and other short-term borrowings	175,682	204,021	173,311	113,334	144,375
Federal Home Loan Bank advances	440,000	737,500	757,500	1,002,500	467,500
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	50,535	37,392	38,107	37,758	42,229
Total liabilities	4,425,080	4,453,311	4,359,887	4,328,770	4,044,128

Stockholders' equity	653,254	632,051	633,287	626,891	620,664
Total liabilities and Stockholders' equity	$5,078,334	$5,085,362	$4,993,174	$4,955,661	$4,664,792

Average Balance Sheet Data
	Quarterly Comparison
	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
Assets:
Investment securities, including FHLB stock	$552,760	$559,381	$552,821	$597,818	$586,621
Federal funds sold and other interest-earning deposits	283,161	229,638	208,688	130,650	184,007
Loans and fees, including loans held for sale	4,082,050	3,967,211	3,875,420	3,730,379	3,749,738
Total interest-earning assets	4,917,971	4,756,230	4,636,929	4,458,847	4,520,366
Total assets	5,278,204	4,953,134	4,834,653	4,668,048	4,847,700

Liabilities and Stockholders' Equity:
Noninterest-bearing deposits	$1,319,860	$1,045,939	$1,052,162	$1,063,215	$1,132,591
Interest-bearing deposits	2,416,142	2,383,196	2,249,436	2,224,127	2,212,219
Securities sold under agreements to repurchase and other short-term borrowings	257,439	271,434	208,160	179,594	218,412
Federal Home Loan Bank advances	545,778	537,326	618,750	500,027	598,167
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	3,260,599	3,233,196	3,117,586	2,944,988	3,070,038
Stockholders' equity	641,619	640,686	633,874	627,940	610,429

Republic Bancorp, Inc. Financial Information
First Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017

Total interest income(5)	$73,833	$56,349	$53,725	$47,821	$60,883
Total interest expense	6,168	5,711	5,418	4,684	4,445
Net interest income	67,665	50,638	48,307	43,137	56,438

Provision for loan and lease losses	17,255	6,071	4,221	5,061	12,351

Noninterest income:
Service charges on deposit accounts	3,555	3,325	3,395	3,390	3,247
Net refund transfer fees	16,352	171	177	2,770	15,382
Mortgage banking income	1,020	935	1,102	1,445	1,160
Interchange fee income	2,944	2,817	2,711	2,759	2,549
Program fees	1,696	1,851	1,597	1,284	1,091
Increase in cash surrender value of BOLI	371	384	394	393	391
Losses on available-for-sale debt securities	—	(136)	—	—	—
Net gains on OREO	132	254	31	249	142
Other	1,752	873	1,203	849	1,184
Total noninterest income	27,822	10,474	10,610	13,139	25,146

Noninterest expense:
Salaries and employee benefits	23,834	20,502	20,505	20,015	21,211
Occupancy and equipment, net	6,221	6,518	6,806	5,903	5,967
Communication and transportation	1,382	1,261	1,239	939	1,272
Marketing and development	916	1,098	1,677	1,409	1,004
FDIC insurance expense	525	328	300	300	450
Bank franchise tax expense	2,518	652	749	790	2,435
Data processing	2,386	2,606	1,795	1,695	1,652
Interchange related expense	1,284	1,215	1,164	1,283	1,281
Supplies	381	565	241	261	527
OREO expense	45	104	55	132	97
Legal and professional fees	1,043	616	446	596	752
Other	2,787	2,964	3,285	2,623	2,514
Total noninterest expense	43,322	38,429	38,262	35,946	39,162

Income before income tax expense	34,910	16,612	16,434	15,269	30,071
Total income tax expense(1)	7,441	11,774	5,728	5,198	10,054

Net income	$27,469	$4,838	$10,706	$10,071	$20,017

Republic Bancorp, Inc. Financial Information
First Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Ratios
	As of and for the Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
Per Share Data:

Basic weighted average shares outstanding	20,920	21,149	21,153	21,151	20,915
Diluted weighted average shares outstanding	21,018	21,258	21,236	21,230	20,996

Period-end shares outstanding:
Class A Common Stock	18,645	18,607	18,618	18,618	18,615
Class B Common Stock	2,243	2,243	2,243	2,243	2,243

Book value per share(6)	$31.27	$30.31	$30.36	$30.05	$29.76
Tangible book value per share(6)	30.22	29.25	29.29	28.98	28.68

Earnings per share ("EPS"):
Basic EPS - Class A Common Stock	$1.32	$0.23	$0.51	$0.48	$0.97
Basic EPS - Class B Common Stock	1.21	0.21	0.47	0.44	0.88
Diluted EPS - Class A Common Stock	1.32	0.23	0.51	0.48	0.96
Diluted EPS - Class B Common Stock	1.20	0.21	0.47	0.44	0.88

Cash dividends declared per Common share:
Class A Common Stock	$0.242	$0.220	$0.220	$0.220	$0.209
Class B Common Stock	0.220	0.200	0.200	0.200	0.190

Performance Ratios:

Return on average assets	2.08%	0.39%	0.89%	0.86%	1.65%
Return on average equity	17.12	3.02	6.76	6.42	13.12
Efficiency ratio(7)	45	63	65	64	48
Yield on average interest-earning assets(5)	6.01	4.74	4.63	4.29	5.39
Cost of average interest-bearing liabilities	0.76	0.71	0.70	0.64	0.58
Cost of average deposits(8)	0.36	0.35	0.31	0.28	0.22
Net interest spread(5)	5.25	4.03	3.93	3.65	4.81
Net interest margin - Total Company(5)	5.50	4.26	4.17	3.87	4.99
Net interest margin - Core Bank(3)	3.55	3.72	3.68	3.46	3.33

Other Information:

End of period FTEs(9) - Total Company	1,003	997	970	976	973
End of period FTEs - Core Bank	922	915	896	904	901
Number of full-service banking centers	45	45	45	45	45

Republic Bancorp, Inc. Financial Information
First Quarter 2018 Earnings Release (continued)
(all amounts other than per share amounts, number of employees, and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Ratios
	As of and for the Three Months Ended
	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017
Credit Quality Asset Balances:

Nonperforming Assets - Total Company:
Loans on nonaccrual status	$14,849	$14,118	$15,475	$15,467	$16,793
Loans past due 90-days-or-more and still on accrual	1,279	956	906	335	203
Total nonperforming loans	16,128	15,074	16,381	15,802	16,996
OREO	160	115	167	300	1,362
Total nonperforming assets	$16,288	$15,189	$16,548	$16,102	$18,358

Nonperforming Assets - Core Bank(3):
Loans on nonaccrual status	$14,849	$14,118	$15,475	$15,467	$16,793
Loans past due 90-days-or-more and still on accrual	27	19	55	33	81
Total nonperforming loans	14,876	14,137	15,530	15,500	16,874
OREO	160	115	167	300	1,362
Total nonperforming assets	$15,036	$14,252	$15,697	$15,800	$18,236

Delinquent Loans:
Delinquent loans - Core Bank	$8,303	$8,460	$7,756	$6,844	$5,952
Delinquent loans - RPG(2)(10)	17,530	5,641	4,270	2,169	10,211
Total delinquent loans - Total Company	$25,833	$14,101	$12,026	$9,013	$16,163

Credit Quality Ratios - Total Company:

Nonperforming loans to total loans	0.40%	0.38%	0.41%	0.40%	0.46%
Nonperforming assets to total loans (including OREO)	0.40	0.38	0.42	0.41	0.49
Nonperforming assets to total assets	0.32	0.30	0.33	0.32	0.39
Allowance for loan and lease losses to total loans	1.29	1.07	1.02	0.97	1.14
Allowance for loan and lease losses to nonperforming loans	325	284	245	240	249
Delinquent loans to total loans(4)(10)	0.64	0.35	0.30	0.23	0.44
Net charge-offs to average loans (annualized)	0.75	0.35	0.20	1.02	0.31

Credit Quality Ratios - Core Bank:

Nonperforming loans to total loans	0.37%	0.36%	0.40%	0.40%	0.46%
Nonperforming assets to total loans (including OREO)	0.38	0.36	0.40	0.41	0.50
Nonperforming assets to total assets	0.31	0.28	0.32	0.32	0.40
Allowance for loan and lease losses to total loans	0.77	0.77	0.76	0.76	0.76
Allowance for loan and lease losses to nonperforming loans	205	213	190	189	166
Delinquent loans to total loans	0.21	0.21	0.20	0.18	0.16
Net charge-offs to average loans (annualized)	0.06	0.06	0.03	0.05	0.02

Republic Bancorp, Inc. Financial Information
First Quarter 2018 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as banking centers and business units), which are then aggregated if operating performance, products/services, and clients are similar.

As of March 31, 2018, the Company was divided into five reportable segments: Traditional Banking, Warehouse Lending (“Warehouse”), Mortgage Banking, Tax Refund Solutions (“TRS”), and Republic Credit Solutions (“RCS”). Management considers the first three segments to collectively constitute “Core Bank” or “Core Banking” operations, while the last two segments collectively constitute Republic Processing Group (“RPG) operations. The Bank’s Correspondent Lending channel and the Company’s national branchless banking platform, MemoryBank®, are considered part of the Traditional Banking segment.

Prior to the third quarter of 2017, management reported RPG as a segment consisting of its largest division, TRS, along with its relatively smaller divisions, Republic Payment Solutions (“RPS”), and RCS. During the third quarter of 2017, due to RCS’s growth in revenues relative to the total Company’s revenues, management identified TRS and RCS as separate reportable segments under the newly classified RPG operations. Also, as part of the updated segmentation, management will report the RPS division, which remained below thresholds to be classified a separate reportable segment, within the newly classified TRS segment. The reportable segments within RPG operations and divisions within those segments operate through the Bank. All prior periods have been reclassified to conform to the current presentation.

The nature of segment operations and the primary drivers of net revenues by reportable segment are provided below:

Reportable Segment:	Nature of Operations:	Primary Drivers of Net Revenues:

Core Banking:

Traditional Banking	Provides traditional banking products to clients primarily in its market footprint via its network of banking centers and to clients outside of its market footprint primarily via its Digital and Correspondent Lending delivery channels.	Loans, investments, and deposits.

Warehouse Lending	Provides short-term, revolving credit facilities to mortgage bankers across the United States.	Mortgage warehouse lines of credit.

Mortgage Banking	Primarily originates, sells and services long-term, single family, first lien residential real estate loans primarily to clients in the Bank's market footprint.	Loan sales and servicing.

Republic Processing Group:

Tax Refund Solutions	TRS offers tax-related credit products and facilitates the receipt and payment of federal and state tax refund products. The RPS division of TRS offers general-purpose reloadable cards. TRS and RPS products are primarily provided to clients outside of the Bank’s market footprint.	Loans, refund transfers, and prepaid cards.

Republic Credit Solutions	Offers short-term credit products. RCS products are primarily provided to clients outside of the Bank’s market footprint, with a substantial portion of RCS clients considered subprime or near prime borrowers.	Unsecured small-dollar, consumer loans.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies in the Company’s 2017 Annual Report on Form 10-K. Segment performance is evaluated using operating income. Goodwill is allocated to the Traditional Banking segment. Income taxes are generally allocated based on income before income tax expense unless specific segment allocations can be reasonably made. Transactions among reportable segments are made at carrying value.

Republic Bancorp, Inc. Financial Information First Quarter 2018 Earnings Release (continued) Segment information for the three months ended March 31, 2018 and 2017 follows:

	Three Months Ended March 31, 2018
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$38,188	$3,591	$72	$41,851	$18,686	$7,128	$25,814	$67,665

Provision for loan and lease losses	939	21	—	960	13,389	2,906	16,295	17,255

Net refund transfer fees	—	—	—	—	16,352	—	16,352	16,352
Mortgage banking income	—	—	1,020	1,020	—	—	—	1,020
Program fees	—	—	—	—	59	1,637	1,696	1,696
Other noninterest income	7,279	8	38	7,325	1,110	319	1,429	8,754
Total noninterest income	7,279	8	1,058	8,345	17,521	1,956	19,477	27,822

Total noninterest expense	33,669	839	1,204	35,712	6,525	1,085	7,610	43,322

Income (loss) before income tax expense	10,859	2,739	(74)	13,524	16,293	5,093	21,386	34,910
Total income tax expense (benefit)	1,772	627	(16)	2,383	3,854	1,204	5,058	7,441
Net income (loss)	$9,087	$2,112	$(58)	$11,141	$12,439	$3,889	$16,328	$27,469

Segment period-end assets	$4,344,341	$534,545	$9,864	$4,888,750	$129,395	$60,189	$189,584	$5,078,334

Net interest margin	3.59%	3.21%	NM	3.55%	NM	NM	NM	5.50%

Net-revenue concentration*	47%	4%	1%	52%	38%	10%	48%	100%

	Three Months Ended March 31, 2017
	Core Banking				Republic Processing Group ("RPG")
				Total	Tax	Republic
	Traditional	Warehouse	Mortgage	Core	Refund	Credit	Total	Total
(dollars in thousands)	Banking	Lending	Banking	Banking	Solutions	Solutions	RPG	Company

Net interest income	$32,661	$3,900	$67	$36,628	$14,962	$4,848	$19,810	$56,438

Provision for loan and lease losses	467	(226)	—	241	8,341	3,769	12,110	12,351

Net refund transfer fees	—	—	—	—	15,382	—	15,382	15,382
Mortgage banking income	—	—	1,160	1,160	—	—	—	1,160
Program fees	—	—	—	—	(17)	1,108	1,091	1,091
Other noninterest income	6,742	6	12	6,760	68	685	753	7,513
Total noninterest income	6,742	6	1,172	7,920	15,433	1,793	17,226	25,146

Total noninterest expense	30,311	777	1,214	32,302	6,069	791	6,860	39,162

Income before income tax expense	8,625	3,355	25	12,005	15,985	2,081	18,066	30,071
Income tax expense	2,262	1,227	9	3,498	5,801	755	6,556	10,054
Net income	$6,363	$2,128	$16	$8,507	$10,184	$1,326	$11,510	$20,017

Segment period-end assets	$4,017,173	$493,127	$15,080	$4,525,380	$108,858	$30,554	$139,412	$4,664,792

Net interest margin	3.30%	3.57%	NM	3.33%	NM	NM	NM	4.99%

Net-revenue concentration*	48%	5%	2%	55%	37%	8%	45%	100%

*Net revenues represent total net interest income plus noninterest income.

Republic Bancorp, Inc. Financial Information
First Quarter 2018 Earnings Release (continued)

(1)

The 2017 Tax Cuts and Jobs Act (“TCJA”) was enacted on December 22, 2017 and, among other things, lowered the federal corporate tax rate from 35% to 21%, effective January 1, 2018. With the first quarter of 2018 and the fourth quarter of 2017 largely impacted by the TCJA, the Company’s effective tax rate per quarter was as follows: 21.3% (quarter ended March 31, 2018); 70.9% (quarter ended December 31, 2017); 34.9% (quarter ended September 30, 2017); 34.0% (quarter ended June 30, 2017); and 33.4% (quarter ended March 31, 2017).

The relatively high effective tax rate for the fourth quarter of 2017 was driven by a $6.3 million charge to income tax expense due to the remeasurement of the Company’s deferred tax assets and liabilities at a 21% corporate tax rate.

(2)	Republic Processing Group operations consist of the Tax Refund Solutions and Republic Credit Solutions segments.

(3)	“Core Bank” or “Core Banking” operations consist of the Traditional Banking, Warehouse Lending, and Mortgage Banking segments.

(4)

The delinquent loans to total loans ratio equals loans 30-days-or-more past due divided by total loans. Depending on loan class, loan delinquency is determined by the number of days or the number of payments past due.

(5)

The amount of loan fee income can meaningfully impact total interest income, loan yields, net interest margin, and net interest spread. The amount of loan fee income included in total interest income per quarter was as follows: $26.9 million (quarter ended March 31, 2018); $9.4 million (quarter ended December 31, 2017); $9.1 million (quarter ended September 30, 2017); $6.4 million (quarter ended June 30, 2017); and $21.3 million (quarter ended March 31, 2017).

Interest income for Easy Advances (“EAs”) is composed entirely of loan fees. The loan fees disclosed above included EA fees of $17.8 million and $14.2 million for the quarters ended March 31, 2018 and 2017. EAs are only offered during the first two months of each year.

(6)

The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements, a non-GAAP disclosure. The Company provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(dollars in thousands, except per share data)	Mar. 31, 2018	Dec. 31, 2017	Sep. 30, 2017	Jun. 30, 2017	Mar. 31, 2017

Total stockholders' equity - GAAP (a)	$653,254	$632,051	$633,287	$626,891	$620,664
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	4,925	5,044	5,128	5,159	5,158
Less: Core deposit intangible	807	858	911	964	1,017
Tangible stockholders' equity - Non-GAAP (c)	$631,222	$609,849	$610,948	$604,468	$598,189

Total assets - GAAP (b)	$5,078,334	$5,085,362	$4,993,174	$4,955,661	$4,664,792
Less: Goodwill	16,300	16,300	16,300	16,300	16,300
Less: Mortgage servicing rights	4,925	5,044	5,128	5,159	5,158
Less: Core deposit intangible	807	858	911	964	1,017
Tangible assets - Non-GAAP (d)	$5,056,302	$5,063,160	$4,970,835	$4,933,238	$4,642,317

Total stockholders' equity to total assets - GAAP (a/b)	12.86%	12.43%	12.68%	12.65%	13.31%
Tangible stockholders' equity to tangible assets - Non-GAAP (c/d)	12.48%	12.04%	12.29%	12.25%	12.89%

Number of shares outstanding (e)	20,888	20,850	20,861	20,861	20,858

Book value per share - GAAP (a/e)	$31.27	$30.31	$30.36	$30.05	$29.76
Tangible book value per share - Non-GAAP (c/e)	30.22	29.25	29.29	28.98	28.68

(7)

The efficiency ratio, a non-GAAP measure, equals total noninterest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gains (losses) on sales, calls, and impairment of investment securities, if applicable.

(8)	The cost of average deposits ratio equals annualized total interest expense on deposits divided by total average interest-bearing deposits plus total average noninterest-bearing deposits.

(9)	FTEs – Full-time-equivalent employees.

(10)

Delinquent loans for the RPG segment included $13 million and $8 million of EAs at March 31, 2018 and March 31, 2017. EAs were only offered during the first two months of 2018 and 2017. EAs do not have a contractual due date but are eligible for delinquency consideration three weeks after the taxpayer-customer’s tax return is submitted to the applicable tax authority. All unpaid EAs are charged-off by the end of the second quarter of each year.

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President & Chief Financial Officer